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                                                                    Exhibit 4.03

                                 CITIGROUP INC.

                                       AND

                                 CITIBANK, N.A.
                  AS FISCAL AGENT, REGISTRAR AND EXCHANGE AGENT

                                       AND

            DEXIA BANQUE INTERNATIONALE A LUXEMBOURG, SOCIETE ANONYME
                       AS PAYING AGENT AND TRANSFER AGENT

                                AGENCY AGREEMENT
  EURO 1,350,000,000 4.75% FIXED RATE/FLOATING RATE SUBORDINATED NOTES DUE 2019
                          DATED AS OF FEBRUARY 10, 2004

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THIS AGREEMENT is made in London as of February 10, 2004, BY

(1)      CITIGROUP INC. (the "ISSUER").

(2) CITIBANK, N.A. ("CITIBANK, N.A."), which shall act as fiscal agent, registrar and exchange agent (hereinafter referred to in such respective capacities as "FISCAL AGENT", "REGISTRAR" or as "EXCHANGE AGENT", which expressions shall include any successor or successors thereto).

(3) DEXIA BANQUE INTERNATIONALE A LUXEMBOURG, SOCIETE ANONYME, which shall act as paying agent and transfer agent (hereinafter referred to as "PAYING AGENT" and "TRANSFER AGENT", which expression shall include any successor or successors thereto).

         WHEREAS pursuant to the Terms Agreement dated January 30, 2004 (the "UNDERWRITING AGREEMENT") between the Issuer and the Underwriters named therein, the Issuer has agreed to issue its Euro 1,350,000,000 4.75% Fixed/Floating Rate Subordinated Notes due February 2019 (the "NOTES"); and

         WHEREAS the Issuer wishes to appoint Citibank, N.A. to act as Fiscal Agent, Registrar and Exchange Agent and Dexia Banque Internationale a Luxembourg, societe anonyme as Paying Agent and Transfer Agent in relation to the Notes upon the terms and conditions set forth in this Agreement and the Schedules hereto.

         IT IS HEREBY AGREED as follows:

1.       DEFINITIONS, INTERPRETATION

         The following terms shall, unless the context otherwise requires, have the respective meanings indicated below:

         "AGENT(S)" means any of the Fiscal Agent, the Registrar, the Paying Agent and the Transfer Agent.

         "CONDITIONS" means the terms and conditions of the Notes, as contained in the Global Notes, in the Prospectus Supplement dated October 31, 2003 and the Indenture.

         "GLOBAL NOTES" means either one or both of (i) the International Global
         Note in the form of Schedule 1 attached hereto and (ii) the DTC Global Notes in the form of Schedule 2 attached hereto (also referred to herein as the "DTC GLOBAL NOTE" and the "INTERNATIONAL GLOBAL NOTE", respectively).

         "INDENTURE" means the Indenture dated as of April 12, 2001, as amended and supplemented to date, between the Issuer and J.P. Morgan Trust Company, N.A. (the "TRUSTEE").

         Terms not defined herein shall have the same meanings as are assigned thereto in the Underwriting Agreement and the Conditions.

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2.       APPOINTMENTS

2.1 The Issuer hereby appoints Citibank, N.A. to act as Fiscal Agent, Registrar and Exchange Agent in respect of the Notes and Global Notes.

2.2 Citibank, N.A. hereby accepts such appointments and the resulting obligations, and agrees to act in such capacities, on the terms and conditions set out in this Agreement and the Schedules hereto. In particular, the Fiscal Agent agrees to effect any publication of notices pursuant to the Conditions.

2.3 The Issuer hereby appoints Dexia Banque Internationale a Luxembourg, societe anonyme to act as Paying Agent and Transfer Agent in respect of the Notes and Global Notes.

2.4 Dexia Banque Internationale a Luxembourg, societe anonyme hereby accepts such appointments and the resulting obligations, and agrees to act in such capacities, on the terms and conditions set out in this Agreement and the Schedules hereto.

2.5      The obligations of the Agents are several and not joint.

3.       THE NOTES

3.1 The Notes shall be represented by permanent Global Notes without interest coupons as specified in the Conditions. The International Global Note and the DTC Global Note shall be substantially in the forms attached hereto as Schedules 1 and 2, respectively, in each case with such changes as may be agreed between the Issuer and the Trustee. The Conditions shall be attached to, or endorsed upon, each Global Note. In the event that individual definitive Notes are issued, the parties shall enter into a supplement to this Agreement to provide for the matters set forth herein with regard to such definitive Notes.

3.2 Each Global Note shall be signed manually by a duly authorised officer of the Issuer and dated the Issue Date. Each Global Note shall be authenticated manually by Citibank, N.A., as authenticating agent on behalf of the Trustee, and delivered to (i) in the case of the International Global Note, Citibank, N.A. as common depositary for Euroclear and Clearstream, and (ii), in the case of the DTC Global Notes, Citibank, N.A., London office as custodian for The Depository Trust Company, New York ("DTC").

4.       PAYING AGENCY

4.1 The Issuer shall remit the funds necessary for the payment of interest on and principal of the Notes to the Fiscal Agent, in Euros in same-day funds, to such account at the Fiscal Agent in London as the Fiscal Agent may from time to time specify (the "REDEMPTION ACCOUNT") on the Business Day such payment is due, provided always that, if any due date shall not be a Business Day, the Issuer shall make such transfer to the account of the Fiscal Agent on the next succeeding Business Day (for the purposes of this Clause 4, Business Day shall mean (x) a day on which commercial banks and foreign exchange markets settle payments and are open for general business in each of London and The City of New York and (y) a day which is a TARGET business day).

The Issuer hereby authorizes and directs the Fiscal Agent, from the amounts so paid to it, to make payment of the principal of, and interest on, the Notes on the due date for payment set forth in the Conditions and this Agreement. If applicable, the Fiscal Agent will, from funds so received from the Issuer, credit to the account of the Paying Agent the amounts of all such payments made by it in accordance with the provisions of this Agreement.

The Issuer shall confirm to the Fiscal Agent not later than 10:00 a.m. (London time) on the second Business Day before the relevant date for such payment that it has issued irrevocable payment instructions for such payment to be made.

4.2 If for any reason the Fiscal Agent does not receive unconditionally the full amount payable by the Issuer on the relevant due date in respect of all the outstanding or maturing Notes, the Fiscal Agent

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shall forthwith notify immediately the Issuer by telephone followed by facsimile and the Fiscal Agent shall not be bound to make any payment of principal or interest in respect of the Notes until the Fiscal Agent has received to its order the full amount of the monies then due and payable in respect of all outstanding or maturing Notes, provided, however, that if the Fiscal Agent shall, in its discretion, make any payment of principal or interest on or after the due date therefor in respect of the Notes prior to its unconditional receipt of the full amount then due and payable in respect of all outstanding Notes, the Issuer will promptly pay such amount to the Fiscal Agent and will compensate the Fiscal Agent at a rate equal to the Fiscal Agent's cost of funding.

4.3 Out of the sums paid to the Fiscal Agent in respect of interest and principal on the Notes, the Fiscal Agent will make payment free of charge to the registered holder of the International Global Note and the DTC Global Note as stipulated in Clause 9 below, in the amounts specified in the Conditions. The Fiscal Agent shall obtain from the Registrar, and the Registrar shall supply, such details as are required for the Paying Agent to make payment as stated above.

4.4      In respect of the monies paid to it relating to any Note, the Fiscal
Agent

         4.4.1 shall not be entitled to exercise any lien, right of set-off or similar claim (including without limitation any claim arising from or relating to any other issue of securities by the Issuer),

         4.4.2    shall not be required to account for interest thereon and

         4.4.3 money held by it need not be segregated except as may be required by applicable law.

5.       DOCUMENTS FOR INSPECTION AND PUBLICATION OF NOTICES

5.1 On behalf and at the request and expense of the Issuer, the Fiscal Agent shall cause to be published any notices required to be given by the Issuer in accordance with the Conditions.

5.2 The Issuer shall provide to the Fiscal Agent sufficient copies of all documents required by the Conditions to be available for issue or inspection, and the Fiscal Agent shall make such copies available to Noteholders upon their request.

5.3 To the extent practicable, the Issuer shall provide the Fiscal Agent with a copy (prior to publication) of all notices to be issued in connection with the Notes.

6.       CANCELLATION OF THE GLOBAL NOTES

6.1 Subject to the terms of the Indenture, promptly upon the Issuer's request, the Registrar shall take all measures necessary to cancel any Notes which the Issuer has repurchased or whose maturity has been accelerated pursuant to the Conditions. The Registrar shall cause any such Notes (i) to the extent represented by the International Global Note, to be cancelled resulting in a reduction in the aggregate amount of the Notes represented by the International Global Note by the aggregate amount of Notes so cancelled, and (ii) to the extent represented by the DTC Global Note, to be cancelled in accordance with the procedures established for that purpose by DTC, resulting in a reduction in the aggregate amount of the Notes represented by the DTC Global Note by the aggregate amount of the Notes so cancelled.

6.2 On the same day such cancellation is effected, the Registrar shall record such cancellation of Notes on the Register in such a way that the aggregate principal amount of Notes cancelled at any time together with the aggregate principal amount of Notes outstanding and represented by the Global Notes shall equal the aggregate principal amount of Notes originally issued by the Issuer.

6.3 The Registrar shall upon request furnish the Issuer with a notice of cancellation signed by an authorized officer of the Registrar confirming the cancellation of such Notes and the corresponding reduction of the relevant Global Note(s).

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7.       DUTIES OF THE REGISTRAR

7.1 The Registrar shall maintain the Register in London in accordance with the Conditions. The Register shall show the aggregate amount of Notes represented by each Global Note at the date of issue and all subsequent transfers and exchanges involving a change in such amounts and the names and addresses of the registered holders (each a "PAYEE"). On the first Business Day after the Record Date for any interest payment on the Notes, the Registrar shall send payment details in respect of the Payees and the Euros accounts to which transfers should be made to the Fiscal Agent.

7.2 Transfers or exchanges of Notes will be made in accordance with the Conditions, the procedures established for this purpose between Euroclear, Clearstream, DTC and the Registrar, and Euroclear, Clearstream and DTC's regulations applicable to such transfers or exchanges. Any such transfer or exchange which results in a change in the aggregate principal amount of Notes held by Euroclear, Clearstream and DTC shall be notified by Euroclear, Clearstream and DTC to the Registrar. The Registrar shall promptly enter details of the transfer or exchange in the Register, which entry shall, without further action, cause the aggregate principal amount represented by each Global Note to be amended accordingly.

7.3 The Registrar shall at all reasonable times during office hours make the Register available to the Issuer and the Fiscal Agent or any person authorised by either of them for inspection and for the taking of copies thereof or extracts therefrom, and the Registrar shall deliver to such persons such information contained in the Register or relating to the Notes as they may reasonably request.

8.       DUTIES OF THE TRANSFER AGENT

If and to the extent so specified by the Conditions and in accordance therewith, or if otherwise requested by the Issuer, the Transfer Agent shall make available all relevant forms of transfer, inform the Registrar of the name and address of the relevant person to be inserted in the Register and carry out such other acts as may be necessary to give effect to the Conditions and this Agreement.

9.       PAYMENTS TO DTC NOTEHOLDERS

9.1 All amounts of principal and interest due in respect of the Notes which are represented by the DTC Global Note (each a "DTC AMOUNT") shall be paid in U.S. dollars (each such payment being referred to herein as a "U.S. DOLLAR PAYMENT"), unless DTC has advised the Fiscal Agent that the relevant Noteholder has made an effective election to receive all or a portion of its payment in Euros outside DTC (each a "EUROS PAYMENT").

9.2 The Paying Agent shall, from each DTC Amount received by it, make U.S. Dollar Payments in accordance with the Conditions and Euros Payments in accordance with the Conditions.

10.      DUTIES OF EXCHANGE AGENT

         For the purposes of this Clause 10, a "payment date" shall be each date on which the Issuer is obligated to remit funds to the Fiscal Agent pursuant to Clause 4.1.

         The Exchange Agent shall:

(i) accept Euros by remittance to an account maintained by the Exchange Agent of the total amount of interest or principal due on any payment date on Notes held by Cede & Co. (as nominee of DTC) on the Record Date. The Exchange Agent shall be advised by Cede & Co. (as nominee of
         DTC) if any beneficial holders of the Notes held by Cede & Co. (as nominee of DTC) have elected to receive payment in Euros and, if so, the amount of Notes held by such holders and the accounts to which such payments in Euros are to be wired. On the payment date, the Exchange Agent shall wire payment in the appropriate Euro amounts to the accounts indicated. The remainder on such payment date shall be exchanged by the Exchange Agent pursuant to sub-clause (ii) below into U.S. dollars and, after deduction of any costs relating to such exchange, shall be paid to Cede & Co. (as nominee of DTC) on the payment date; and

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(ii)     at or prior to 11:00 a.m., London time, on the second London business day preceding the applicable payment date, enter into a contract for the purchase of U.S. dollars with the Specified Amount of Euros for settlement on such payment date. "SPECIFIED AMOUNT" shall mean the aggregate amount of Euros payable to all Noteholders holding Notes through participants of DTC that have not elected to receive payments in Euros. The amount of U.S. dollars payable in respect of a particular payment under the DTC Global Note will be equal to the amount of Euros otherwise payable exchanged into U.S. dollars at the Euro/U.S.$ exchange rate prevailing as at 11:00 a.m. (London time) on the second London business day prior to the relevant payment date, less any costs incurred by the Exchange Agent for such conversion (such costs to be shared pro rata among holders under the DTC Global Note accepting U.S. dollar payments in proportion of their respective holdings). If an exchange rate bid quotation is not so available, the Exchange Agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the Exchange Agent after consultation with the Issuer. If no bid quotation is so available, payment will be made in Euros to the account or accounts specified by DTC to the Exchange Agent. In this sub-clause (ii), the term "London business day" shall mean any day on which commercial banks and foreign exchange markets settle payments in New York City and London.

11.      CONDITIONS OF APPOINTMENT

11.1 The Issuer will pay to the Agents a remuneration for all services rendered hereunder by the Agents in connection with the Notes together with any expenses incurred as separately agreed upon by the Agents and the Issuer.

11.2 The Issuer will indemnify and hold harmless each of the Agents against any loss, liability or expense which it may incur or any claim, action or demand which may be made against it resulting from the negligence or wilful misconduct on the part of the Issuer (or its officers, employees or agents (other than the Agents and their officers, employees, and agents)) and arising out of or in connection with such Agent's appointment or the exercise of its powers and duties hereunder without negligence or wilful misconduct on the part of such Agent.

11.3 Each Agent will indemnify and hold harmless the Issuer against any loss, liability or expense incurred by the Issuer or any claim, action or demand which may be made against the Issuer resulting from the negligence or wilful misconduct on the part of such Agent (or such Agent's officers, employees or agents) and arising out of or in connection with such Agent's duties hereunder. Notwithstanding the foregoing, under no circumstances will any Agent be liable to the Issuer or any other person for any consequential loss (being loss of business, goodwill, opportunity or profit) even if advised to the possibility of such loss or damages.

11.4 The indemnities above shall survive the termination or expiry of this Agreement.

11.5 Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction or communication from the Issuer or any document reasonably believed by it to be genuine and to have been delivered, signed or sent by the proper party or parties in accordance with the provisions hereof, except such as may result from its own negligence or wilful misconduct or that of its officers, employees or agents.

11.6 In acting hereunder and in connection with the Notes, the Agents do not assume any relationship of agency and trust for the Noteholders, and shall not have any obligation towards them except that all funds held by the Fiscal Agent for payment of principal of or interest on the Notes shall be held exclusively for the benefit of and for payment to the Noteholders and shall be applied as set forth herein and in the Conditions. Except as otherwise required by applicable law, no Agent will be required to segregate any funds held by it hereunder from any of its other funds.

11.7 Nothing herein shall be deemed to require any Agent to advance its own funds in the performance of its duties hereunder.

11.8 The Agents may consult with legal and other professional advisers selected in good faith and satisfactory to them and the opinion of such advisers shall be full and complete protection in respect of

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any action taken, omitted or suffered hereunder in good faith and without negligence and in accordance with the opinion of such advisers.

11.9 The Agents shall be obliged to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Agents. No Agent shall be under any obligation to take any action hereunder which it expects will result in any expense or liability of such Agent, the payment of which within a reasonable time is not, in its opinion, assured to it. The obligations of the Agents hereunder are several and not joint.

11.10 The Agents, their affiliates and their respective officers and employees, in their individual or any other capacity, may become the owner of, or acquire any interest in, any Notes with the same rights that the Agents would have it they were not the Agents hereunder.

12.      CHANGE IN AGENTS

12.1 Each of the Fiscal Agent, Registrar, Exchange Agent, Paying Agent and Transfer Agent in its capacity as such may be removed at any time by the giving to it of at least 30 days' written notice to that effect signed on behalf of the Issuer specifying the date on which such removal shall become effective. Each of the Fiscal Agent, Registrar, Exchange Agent, Paying Agent and Transfer Agent may at any time resign by giving at least 30 days' written notice (unless the Issuer agrees to accept less notice) to that effect to the Issuer specifying the date on which such resignation shall become effective. Notwithstanding the foregoing, no such resignation or removal shall take effect within 30 days before or after any due date for payment of any Notes or before a new Fiscal Agent, Registrar, Exchange Agent, Paying Agent and Transfer Agent, as the case may be, shall have been appointed by the Issuer as hereinafter provided, and such new Agent shall have accepted such appointment. Any change in any Agent shall be notified by the Issuer to the other Agent(s).

12.2 The Issuer agrees with the Fiscal Agent that if, by the day falling 10 days before the expiry of any notice under Clause 12.1 above, the Issuer has not appointed a replacement Fiscal Agent, then the Fiscal Agent shall be entitled, on behalf of the Issuer, to appoint in its place any reputable financial institution of good standing and the Issuer shall not unreasonably object to such appointment.

12.3 Upon the effectiveness of the appointment of any successor Fiscal Agent, Registrar, Exchange Agent, Paying Agent and Transfer Agent, as the case may be, pursuant to Clause 12.1, the Fiscal Agent, Registrar, Exchange Agent, Paying Agent and Transfer Agent so removed shall cease to be a Fiscal Agent, Registrar, Exchange Agent, Paying Agent and Transfer Agent, as the case may be, hereunder. Prior to the effectiveness of such appointment, the Fiscal Agent, Registrar, Exchange Agent, Paying Agent and Transfer Agent shall hold all moneys deposited with it or held by it hereunder in respect of the Notes to the order of the respective successor Fiscal Agent, Registrar, Exchange Agent, Paying Agent and Transfer Agent.

13.      NOTICES

Notices shall be in writing (including by facsimile) and addressed to the relevant party hereto as follows:

(a)      If to the Issuer:

         Citigroup Inc.
         153 East 53rd Street
         New York, New York 10043
         Attention:  Treasury Department
         Telephone:  212-559-3553
         Telefax: 212-793-5629

(b)      If to the Fiscal Agent, Registrar and Exchange Agent:

         Citibank, N.A.
         P.O. Box 18055

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         5 Carmelite Street
         London EC4Y 0PA
         Attn:  Agency & Trust, Bond Desk
         Telefax: 44-020-7508-3878

(c)      If to the Paying Agent:

         Dexia Banque Internationale a Luxembourg, societe anonyme 69, route d'Esch
         L-2953 Luxembourg
         Telephone: 352-45-90-1
         Telefax: 352-45-90-42-27

or at any other address of which any of the foregoing shall have notified the others, and shall be deemed to have been given when received by the relevant party.

14.      APPLICABLE LAW, PLACE OF JURISDICTION

14.1     This Agreement shall be subject to New York law.

14.2 The non-exclusive place for all proceedings arising out of this agreement shall be New York.

15.      MISCELLANEOUS

15.1 The Fiscal Agent agrees to perform its obligations hereunder through its London Branch to the extent that this is necessary or appropriate in order to make payments to DTC or DTC Participants in accordance with the Conditions.

15.2 The Fiscal Agent shall promptly advise the Issuer of any notice, including any notice declaring Notes due, which it may receive pursuant to the Conditions.

15.3 Should any of the provisions of this Agreement be or become invalid, in whole or in part, the other provisions of this Agreement shall remain in force. Invalid provisions shall, according to the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as close as legally possible to that of the invalid provisions.

15.4     This Agreement may be signed in two counterparts.

15.5 Terms not defined in this Agreement shall have the meanings ascribed to them in the Underwriting Agreement or the Conditions, as the case may be.

15.6 If there is any conflict between the terms of this Agreement and the terms of the Indenture, the terms of the Indenture shall control.

15.7 The provisions of the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), shall be incorporated by reference herein to the extent applicable. Each of the Agents agrees to abide by the Trust Indenture Act, to the extent applicable in the performance of their respective duties hereunder. If there is any conflict between the terms of this Agreement and the Trust Indenture Act, the provisions of the Trust Indenture Act shall govern to the extent of such conflict.

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This Agreement has been entered into effective the date stated at the beginning hereof.

CITIGROUP INC.

/s/ Eric Wentzel
--------------------------------------------
Eric Wentzel, Assistant Treasurer

CITIBANK, N.A.

/s/ Jillian Hamblin
--------------------------------------------
Jillian Hamblin, Vice President

DEXIA BANQUE INTERNATIONALE A LUXEMBOURG, SOCIETE ANONYME

/s/ Pierre-Francois Henrion                        /s/ Jean-Jacques Kinnen
------------------------------------            --------------------------------
Pierre-Francois Henrion                            Jean-Jacques Kinnen
                                                   Assistant Vice President